EXHIBITS TO BE FILED BY EDGAR



(4) Instruments Defining the Rights of Security Holders, including Indentures.


    Form of Rights Agreement between GPU, Inc. and ChaseMellon Shareholder Services, L.L.C.

(10) Material Contracts.

     A - Severance Protection Agreement for Dennis P. Baldassari,  dated June 5,
         1997.

     B - Severance Protection  Agreement for Thomas G. Broughton,  dated June 5,
         1997.

     C - Severance Protection Agreement for John G. Graham, dated June 5, 1997.

     D - Severance Protection Agreement for Fred D. Hafer, dated June 5, 1997.

     E - Severance Protection Agreement for Ira H. Jolles, dated June 5, 1997.

     F - Severance Protection Agreement for Bruce L. Levy, dated June 5, 1997.

     G - Severance Protection Agreement for Robert L. Wise, dated June 5, 1997.

(12) Statements Showing Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Based on SEC Regulation S-K, Item 503

     A - GPU, Inc. and Subsidiary Companies B - JCP&L C - Met-Ed D - Penelec

(27) Financial Data Schedules
     A - GPU, Inc. and Subsidiary Companies
     B - JCP&L
     C - Met-Ed
     D - Penelec